Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2011

THIRD QUARTER RESULTS

CHICAGO, November 29, 2011—Claire’s Stores, Inc., one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27, today reported its financial results for the fiscal 2011 third quarter, which ended October 29, 2011.

Third Quarter Results

The Company reported net sales of $356.0 million for the fiscal 2011 third quarter, an increase of $7.8 million, or 2.2% compared to the fiscal 2010 third quarter. This increase was attributable to new store sales and favorable foreign currency translation effect of our foreign locations’ sales, partially offset by a decrease in same store sales and the effect of store closures. Net sales would have increased 0.3% excluding the impact from foreign currency rate changes.

Consolidated same store sales decreased 2.2% in the 2011 third quarter, consisting of a 0.8% increase in North America and a 7.1% decrease in Europe. Our fourth quarter consolidated quarter-to-date same store sales performance is currently slightly negative, primarily driven down by the European Division performance. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.

Chief Executive Officer Gene Kahn commented, “While we are clearly disappointed with our same store sales performance in both operating divisions during the third quarter, we believe we have identified the contributing factors and developed the actions we need to take to improve near-term and future performance. Our global team is dedicated to delivering the best possible result and I am confident in their ability to achieve our objectives.”

Gross profit percentage decreased 40 basis points to 51.5% during the fiscal 2011 third quarter compared to 51.9% during the comparable prior year quarter. The decrease in gross profit percentage consisted of a 90 basis point increase in occupancy costs and a 10 basis point increase in buying and buying-related costs, partially offset by a 60 basis point increase in merchandise margin. The increase in merchandise margin resulted primarily from an increase in markup and a reduction in freight expense, partially offset by an increase in markdowns.

Selling, general and administrative expenses increased $1.1 million, or 0.9%, compared to the fiscal 2010 third quarter and would have decreased $1.3 million excluding an unfavorable foreign currency exchange effect. As a percentage of net sales, selling, general and administrative expenses decreased 0.4% compared to the prior year period.

Adjusted EBITDA in the fiscal 2011 third quarter was $62.6 million compared to $62.5 million in the fiscal 2010 third quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment, depreciation and amortization, excluding the impact of transaction-related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net income for the fiscal 2011 third quarter was $1.9 million. A reconciliation of net income to Adjusted EBITDA is attached.

At October 29, 2011, cash and cash equivalents were $155.9 million, including restricted cash of $26.2 million. The Company’s Revolving Credit Facility continued to be undrawn following the March 2011 paydown from the proceeds of the Senior Secured Second Lien Notes. In addition, during the fiscal 2011 third quarter, the Company paid $26.2 million to retire $27.8 million of Senior Toggle Notes and $2.7 million of Senior Notes. The fiscal 2011 third quarter cash balance decrease of $55.3 million consisted of the positive impact of $62.6 million of Adjusted EBITDA and reductions for $38.9 million of seasonal working capital and other uses, $30.9 million of cash interest, $26.2 million of note repurchases, $19.7 million of capital expenditures and $2.2 million of tax payments.

Store Count as of:	October 29, 2011	January 29, 2011	October 30, 2010
North America	1,959	1,972	1,983
Europe	1,088	1,009	988

Subtotal Company-Owned	3,047	2,981	2,971

Franchise and License	381	395	398

Total	3,428	3,376	3,369

Conference Call Information

The Company will host its third quarter conference call on November 30, 2011 at 9:30 a.m. (EST). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through December 15, 2011. The replay number is 402-530-7636 and the password is 6283. The conference call is also being webcast and archived until December 30, 2011 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® Globally and Icing® in North America. As of October 29, 2011, Claire’s Stores, Inc. operated 3,047 stores in North America and Europe. The Company also franchised or licensed 381 stores in Japan, the Middle East, Turkey, Russia, Greece, Guatemala, Malta, Ukraine and Mexico. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements:

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increases in the cost of our merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 21, 2011. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information:

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information:

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

THIRD FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	October 29, 2011	October 30, 2010
Net sales	$356,000	$348,175
Cost of sales, occupancy and buying expenses	172,505	167,573

Gross profit	183,495	180,602

Other expenses:
Selling, general and administrative	123,378	122,269
Depreciation and amortization	17,129	16,106
Severance and transaction-related costs	180	121
Other (income) expense, net	(1,840)	610

	138,847	139,106

Operating income	44,648	41,496
Gain on early debt extinguishment	3,986	2,652
Interest expense, net	43,543	37,132

Income before income tax expense	5,091	7,016
Income tax expense	3,193	3,369

Net income	$1,898	$3,647

YEAR TO DATE

	Nine Months	Nine Months
	Ended	Ended
	October 29, 2011	October 30, 2010
Net sales	$1,060,993	$1,004,485
Cost of sales, occupancy and buying expenses	519,246	485,544

Gross profit	541,747	518,941

Other expenses:
Selling, general and administrative	380,309	362,035
Depreciation and amortization	50,535	48,328
Severance and transaction-related costs	949	435
Other expense, net	2,290	5,422

	434,083	416,220

Operating income	107,664	102,721
Gain on early debt extinguishment	4,468	13,388
Impairment of equity investment	—	6,030
Interest expense, net	134,113	120,468

Loss before income tax expense	(21,981)	(10,389)
Income tax expense	5,861	6,609

Net loss	$(27,842)	$(16,998)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	October 29, 2011	January 29, 2011
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $26,153 and $23,864, respectively	$155,870	$279,766
Inventories	186,835	136,148
Prepaid expenses	34,757	21,449
Other current assets	27,655	24,658

Total current assets	405,117	462,021

Property and equipment:
Furniture, fixtures and equipment	207,269	186,514
Leasehold improvements	278,585	248,030

	485,854	434,544
Less accumulated depreciation and amortization	(276,788)	(233,511)

	209,066	201,033

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(1,580)	(903)

	16,475	17,152

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $47,462 and $38,747, respectively	554,541	557,466
Deferred financing costs, net of accumulated amortization of $53,778 and $41,659, respectively	35,067	36,434
Other assets	46,443	42,287

	2,186,107	2,186,243

Total assets	$2,816,765	$2,866,449

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term debt and current portion of long-term debt	$59,997	$76,154
Trade accounts payable	75,959	54,355
Income taxes payable	7,428	11,744
Accrued interest payable	41,697	16,783
Accrued expenses and other current liabilities	88,727	107,115

Total current liabilities	273,808	266,151

Long-term debt	2,395,079	2,236,842
Revolving credit facility	—	194,000
Obligation under capital lease	17,290	17,290
Deferred tax liability	120,706	121,776
Deferred rent expense	28,060	26,637
Unfavorable lease obligations and other long-term liabilities	26,434	30,268

	2,587,569	2,626,813

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	623,858	621,099
Accumulated other comprehensive income, net of tax	8,402	1,416
Accumulated deficit	(676,872)	(649,030)

	(44,612)	(26,515)

Total liabilities and stockholder’s deficit	$2,816,765	$2,866,449

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended October 29, 2011	Three Months Ended October 30, 2010	Nine Months Ended October 29, 2011	Nine Months Ended October 30, 2010
Net income (loss) (a)	$1,898	$3,647	$(27,842)	$(16,998)
Income tax expense	3,193	3,369	5,861	6,609
Gain on early debt extinguishment	(3,986)	(2,652)	(4,468)	(13,388)
Interest expense	43,654	37,199	134,391	120,584
Interest income	(111)	(67)	(278)	(116)
Impairment	—	—	—	6,030
Depreciation and amortization	17,129	16,106	50,535	48,328

Reported EBITDA	61,777	57,602	158,199	151,049
—stock compensation, book to cash rent, intangible amortization (b)	1,580	2,036	5,117	6,716
—management fee, consulting, joint venture investment (c)	750	891	2,250	5,769
—other (d)	(1,491)	1,938	6,475	3,396

Adjusted EBITDA	$62,616	$62,467	$172,041	$166,930

a)	Fiscal 2011 includes a $(0.7) million gain and $1.5 million charge for the three and nine months ended October 29, 2011, respectively, to remeasure the Euro loan at the period end foreign exchange rate.
b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.
c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, non-recurring consulting expenses and non-cash equity loss from our former 50:50 joint venture (effective September 2, 2010, the Company had no ownership in this joint venture).
d)	Includes: non-cash losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts and foreign currency denominated debt of our foreign entities into their functional currency; and severance and transaction related costs. A majority of the fiscal 2011 adjustment is foreign exchange related.